SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)	March 8, 2007

ADUDDELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-24684	73-1587867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 N.W. Expressway Oklahoma City, Oklahoma 73118
(Address of principal executive offices) (Zip Code)

(405) 810-2969
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 8, 2007, Aduddell Industries, Inc. (the "Company"), Aduddell Merger, Inc., the Company's wholly owned subsidiary ("Merger Sub") and Brent Anderson Associates, Inc. ("BAA") completed its Agreement and Plan of Merger (the "Merger Agreement"). Preliminary terms of the merger were filed with the Securities and Exchange Commission on December 14, 2006, by Form 8-K. A copy of the final Merger Agreement which merged BAA with and into Merger Sub is attached hereto as Exhibit 2.2.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The financial statements required to be filed as a result of the merger transaction will be filed with the Securities and Exchange Commission by an amended Form 8-K on or before May 24, 2007.

(d)	Exhibits

2.2

Agreement and Plan of Merger, dated November 30, 2006, by Aduddell Industries, Inc., an Oklahoma corporation, Aduddell Merger, Inc., an Oklahoma corporation and a wholly-owned subsidiary of Aduddell, and Brent Anderson Associates, Inc., a Minnesota corporation, and Brent Anderson, an individual resident in Minnesota.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUDDELL INDUSTRIES, INC.
/s/ Reggie Cook Reggie Cook Chief Financial Officer and Secretary
March 14, 2007

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.2

Agreement and Plan of Merger, dated November 30, 2006, by Aduddell Industries, Inc., an Oklahoma corporation, Aduddell Merger, Inc., an Oklahoma corporation and a wholly-owned subsidiary of Aduddell, and Brent Anderson Associates, Inc., a Minnesota corporation, and Brent Anderson, an individual resident in Minnesota

Filed herewith electronically

3